Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-154173

Prospectus Supplement to the Prospectus dated October 10, 2008 and the Prospectus Supplement dated October 10, 2008 — No. 52

The Goldman Sachs Group, Inc. Medium-Term Notes, Series D Equity Index-Linked Notes Linked to an Index or a Basket of Indices

GENERAL TERMS

Goldman Sachs may from time to time offer and sell equity index-linked notes, the payments and performance of which will be linked to an index, a basket of indices or the worst or best performing index of a basket of indices, which we refer to as the notes. The accompanying prospectus dated October 10, 2008, the accompanying prospectus supplement dated October 10, 2008 and this prospectus supplement no. 52 dated November 12, 2008 (this prospectus supplement no. 52) describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe general terms that apply specifically to your notes, including any changes to the general terms specified below.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The payment amount at maturity on your notes is linked to the performance of a specified index, a weighted basket of indices or the worst or best performing index of a basket of indices, as specified in the pricing supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the supplemental amount, if any, which will be linked to the performance of the applicable index, basket of indices or the worst or best performing index of the applicable basket of indices. The amount payable at maturity is subject to any adjustments or modifications as provided in this prospectus supplement no. 52 and the applicable pricing supplement for your notes.

The supplemental amount will be an amount in cash equal to the product of the participation rate (which will be a positive percentage, which may be less than 100%, specified in the applicable pricing supplement) times 1% of the face amount of each of your notes for every 1% positive return on the applicable index (including any best or worst performing index, if applicable) or basket of indices. The supplemental amount may be subject to a predetermined maximum or minimum amount as specified in the applicable pricing supplement for your notes. In no cases will the supplemental amount be less than zero.

The general terms of the notes are described beginning on page S-32 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Index or indices included in a basket: as specified in the applicable pricing supplement

Payment amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date” on page S-33

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-35, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-36, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any): as specified in the applicable pricing supplement

Interest payment dates: as specified in the applicable pricing supplement

Interest reset dates: as specified in the applicable pricing supplement

Calculation agent: Goldman, Sachs & Co.

Your investment in the equity index-linked notes involves certain risks. See “Additional Risk Factors Specific to the Equity Index-Linked Notes” beginning on page S-23 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement no. 52. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. In addition, the notes will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s Temporary Liquidity Guarantee Program.

Goldman Sachs may use this prospectus supplement no. 52 in the initial sale of the equity index-linked notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this prospectus supplement no. 52 in a market-making transaction in equity index-linked notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement no. 52 is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated November 12, 2008

In this prospectus supplement no. 52, when we refer to a “note”, including your notes, we mean an equity index-linked note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-3 and under “General Terms of the Equity Index-Linked Notes” on page S-32. Please note that in this prospectus supplement no. 52, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated October 10, 2008, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated October 10, 2008, of The Goldman Sachs Group, Inc. References to the “relevant pricing supplement” or “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes. References to the “indenture” in this prospectus supplement no. 52 mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The equity index-linked notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The equity index-linked notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement no. 52 summarizes financial and other terms that apply generally to the equity index-linked notes, including your notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in the relevant pricing supplement accompanying this prospectus supplement no. 52. The terms described there supplement those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or accompanying prospectus supplement, the terms described in the relevant pricing supplement are controlling. If the relevant pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this prospectus supplement no. 52 for all purposes with respect to your notes.

SUMMARY INFORMATION

Payment of Principal at Maturity

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for an amount in cash equal to the sum of the face amount of each of your notes plus the supplemental amount, if any. You will therefore receive at least the face amount of your notes at maturity.

Supplemental Amount

In general, whether the notes are linked to a single index, a weighted basket of indices, or the worst or best performing index of a basket of indices, if the final level of the applicable index (including any best or worst performing index, if applicable) or basket of indices is greater than the initial level of such index or basket of indices, the supplemental amount will equal (i) the face amount of each of your notes times (ii) the participation rate (as described below) times (iii) the applicable index or basket return. If, on the other hand, the final level of the applicable index or basket of indices is less than or equal to the initial level of such index or basket, the supplemental amount will be zero, and you will receive only the face amount of your notes at maturity.

The participation rate will be a positive percentage but may be less than 100%. The participation rate indicates the extent to which you will participate in any positive return in the applicable index or basket of indices. For example, if the participation rate for your notes were set at 85% and the index or basket return were 10%, the supplemental amount for each of your notes would equal the product of the face amount of each of your notes times 8.5%. If the applicable pricing supplement specifies a participation rate that is less than 100%, you will participate in less than the full return of the applicable index or basket of indices over the life of your notes. If the applicable pricing supplement specifies a participation rate that equals 100%, you will participate in the full positive return of the applicable index or basket of indices. If the participation rate is greater than 100%, you will participate in the return of the applicable index or basket of indices to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The return of the applicable index or basket of indices (including any best or worst performing index), which we refer to as the index return or the basket return, is equal to the percentage, if any, by which the final level of the applicable index or basket of indices (which we refer to as the final index level or final basket level) exceeds the initial level of such index or basket of indices (which we refer to as the initial index level or initial basket level). The index or basket return measures the performance of the applicable index or basket of indices over the life of the notes by measuring the change in the final index or basket level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial index or basket level (as determined on the original trade date for the notes). As a result, temporary fluctuations in the index or basket level during the interim life of the notes may have little, if any, impact on the supplemental amount, if any, that will be paid at maturity.

Calculation of Supplemental Amount for Notes Linked to a Single Index

For notes linked to a single index, if the final index level is greater than the initial index level, the supplemental amount will be calculated as follows:

supplemental amount = face amount x participation rate x index return

, provided that the supplemental amount will be subject to the maximum supplemental amount and/or minimum supplemental amount as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below, if specified in the applicable pricing supplement, where,

face amount	=	unless otherwise specified in the relevant pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

participation rate	=	a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%

index return	=	final index level – initial index level	, expressed as a percentage
initial index level

initial index level	=	as specified in the applicable pricing supplement

final index level	=	the closing level of the index on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40

closing level	=	unless otherwise specified in the relevant pricing supplement, as described under “General Terms of the Equity Index-Linked Notes — Special Calculation Provisions — Closing Level” on page S-42 and where,

stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-35 or as provided in the applicable pricing supplement

determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-36 or as provided in the applicable pricing supplement

averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” on page S-37 or as provided in the applicable pricing supplement

If the final index level is less than or equal to the initial index level, the supplemental amount will equal zero unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will equal the minimum supplemental amount, as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below.

Calculation of Supplemental Amount for Notes Linked to a Basket of Indices

For notes linked to a basket of indices, if the final basket level is greater than the initial basket level, the supplemental amount will be calculated as follows:

supplemental amount = face amount x participation rate x basket return

, provided that the supplemental amount will be subject to the maximum supplemental amount and/or minimum supplemental amount as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below, if specified in the applicable pricing supplement, where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage	=	for each basket index, the applicable percentage weight of such basket index within the basket of indices, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket indices will equal 100%

weighting multiplier	=	for each basket index, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40

basket closing level	=	for any given trading day, the sum of the products, as calculated for each basket index, of the closing level for each basket index on such trading day multiplied by the weighting multiplier for each such basket index, for example, in the case of notes linked to the value of a basket of three indices, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Index		Weighting Multiplier

( closing level of Index A on such trading day	x	weighting multiplier for Index A )

+

( closing level of Index B on such trading day	x	weighting multiplier for Index B )

+

( closing level of Index C on such trading day	x	weighting multiplier for Index C )

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40

basket return	=	final basket level – initial basket level	, expressed as a percentage
initial basket level

and where,

“face amount”, “participation rate”, “closing level”, “determination date” and “averaging dates” are as defined under “— Calculation of Supplemental Amount for Notes Linked to a Single Index” above.

If the final basket level is less than or equal to the initial index level, the supplemental amount will equal zero unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will equal the minimum supplemental amount, as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below.

Calculation of Supplemental Amount for Notes Linked to the Worst Performing Index

The supplemental amount for the notes linked to the worst performing index is based on the index with the lowest index return among the basket of indices, without any regard to the performance of the other indices in the basket or the basket as a whole.

For notes linked to the worst performing index, if the final index level of the worst performing index is greater than its initial basket level, the supplemental amount will be calculated as follows:

supplemental amount = face amount x participation rate x worst index return

, provided that the supplemental amount will be subject to a maximum supplemental amount and/or a minimum supplemental amount as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below, if specified in the applicable pricing supplement, where,

worst index return	=	the index return of the worst performing index

worst performing index	=	the index with the lowest index return among the specified basket of indices

index return	=	with respect to any basket index, final index level – initial index level initial index level
, expressed as a percentage

final index level	=	with respect to any basket index, the closing level of such basket index on the determination date with respect to such basket index or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates with respect to such basket index, in each case except in limited circumstances described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40 and where,

“face amount”, “participation rate” and “initial index level” are as defined under “— Calculation of Supplemental Amount for Notes Linked to a Single Index” above.

If the final index level of the worst performing index is less than or equal to its initial index level, the supplemental amount will be zero unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will equal the minimum supplemental amount, as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below.

Calculation of Supplemental Amount for Notes Linked to the Best Performing Index

The supplemental amount for the notes linked to the best performing index is based on the index with the highest index return among the basket of indices, without regard to the performance of the other indices in the basket or the basket as a whole.

For notes linked to the best performing index, if the final index level of the best performing index is greater than its initial index level, the supplemental amount will be calculated as follows:

supplemental amount = face amount x participation rate x best index return

, provided that the supplemental amount will be subject to the maximum supplemental amount and/or minimum supplemental amount as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below, if specified in the applicable pricing supplement, where,

best index return	=	the index return of the best performing index
best performing index	=	the index with the highest index return among the basket of indices and where,

“face amount”, “participation rate” and “initial index level” are as defined under “— Calculation of Supplemental Amount for Notes Linked to a Single Index” above, and “index return” and “final index level” are as defined under “— Calculation of Supplemental Amount for Notes Linked to the Worst Performing Index” above.

If the final index level of the best performing index is less than or equal to its initial index level, the supplemental amount will be zero unless a minimum supplemental amount is specified in the applicable pricing supplement. If a minimum supplemental amount is applicable, the supplemental amount in this scenario will equal the minimum supplemental amount, as described under “— Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount or Minimum Supplemental Amount” below.

Calculation of Supplemental Amount Subject to a Maximum Supplemental Amount and/or Minimum Supplemental Amount

The relevant pricing supplement may specify a maximum supplemental amount and/or minimum supplemental amount for your notes. If the relevant pricing supplement provides a maximum supplemental amount, the supplemental amount will be the lesser of (i) the supplemental amount calculated as provided in other subsections under “— Supplemental Amount” and (ii) the maximum supplemental amount. If the relevant pricing supplement provides a minimum supplemental amount, the supplemental amount will be the greater of (i) the supplemental amount calculated as provided in other subsections under “— Supplemental Amount” and (ii) the minimum supplemental amount.

where,

maximum supplemental amount	=	a positive amount that will be specified in the relevant pricing supplement

minimum supplemental amount	=	a positive amount that will be specified in the relevant pricing supplement; if both a maximum supplemental amount and a minimum supplemental amount are specified in the relevant pricing supplement, the minimum supplemental amount will be less than the maximum supplemental amount

Averaging Dates

If specified in the applicable pricing supplement, the final index or basket level will be based on the arithmetic average of the closing levels of the relevant index or the basket closing levels on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40.

Underlying Indices

For a description of certain indices to which the notes may be linked, see “The Indices,” attached to this prospectus supplement no. 52 as Annex A. Any other index or indices to which the notes may be linked will be described in the applicable pricing supplement.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount to their stated principal amount.

•

We may sell additional notes after the date of the applicable pricing supplement and prior to the applicable settlement date, at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the initial applicable pricing supplement.

•	We may from time to time, without your consent, issue additional equity index-linked notes having the same terms as certain equity index-linked notes previously issued.

Our Redemption Right

If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;

•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and

•

specify in the notice of redemption the redemption date when your notes will be mandatorily exchanged; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level of the applicable index or the basket closing level being greater or lower than a threshold level specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see “General Terms of the Equity Index-Linked Notes — Our Redemption Right — Price Dependent Redemption Right” below.

Calculation Agent

Goldman, Sachs & Co. is appointed as the initial calculation agent for the equity index-linked notes as of the date of this prospectus supplement no. 52. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding the interest payments, if applicable; the final index or basket level; the index return, the basket return, the worst index return or the best index return; market disruption events; successor indices; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the supplemental amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

The Notes Will be Treated as Short-Term Debt Instruments for U.S. Federal Income Tax Purposes, if the Term of the Notes is Equal to or Less Than One Year

Generally, unless otherwise provided in the applicable pricing supplement, if the life of the notes is equal to or less than one year (taking into account the last possible date that the notes could be outstanding), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. Certain aspects of the tax treatment of an investment in such notes are uncertain. You are urged to review carefully the section entitled “United States Federal Taxation” in this prospectus supplement no. 52 and consult your tax advisors regarding your particular circumstances.

The Notes Will be Treated as Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes, if the Term of the Notes is More Than One Year

Generally, unless otherwise specified in the applicable pricing supplement, if the stated term of the notes is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this prospectus supplement no. 52 called “United States Federal Taxation.” Under this treatment, if you are a U.S. holder of the notes, you will generally be subject to annual income tax based on the comparable yield (as defined in this prospectus supplement no. 52) of the notes even though you may not receive any stated interest on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the sections called “United States Federal Taxation” in this prospectus supplement no. 52 and “United States Federal Taxation” in the accompanying prospectus. The comparable yield and projected payment schedule for your notes will be provided to you in each applicable pricing supplement.

HYPOTHETICAL RETURNS ON THE EQUITY INDEX-LINKED NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical payment amounts at maturity, assuming all other variables described below remain constant, for a range of index or basket performances as they relate to hypothetical issuances of the following notes: (i) notes linked to a single index; (ii) notes linked to a basket of indices; (iii) notes linked to the worst performing index of a basket of indices; and (iv) notes linked to the best performing index of a basket of indices.

The information in the tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the index or a basket of indices, as applicable. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Equity Index-Linked Notes — Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the level of the applicable index (including any best or worst performing index, if applicable) or basket of indices will be on the determination date or any of the averaging dates, as applicable, for your notes. The indices described in “The Indices” in Annex A to this prospectus supplement no. 52 below have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks of the index or indices to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Equity Index-Linked Notes — Certain Aspects of the Tax Treatment of Short-term Notes are Uncertain” below.

The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any index or the method by which any index sponsor calculates the relevant index, that there is no change in the relative weighting of any index stock for a particular index, and that no market disruption event occurs with respect to any index.

For these reasons, the actual performance of the applicable index (including any best or worst performing index, if applicable) or basket of indices over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial index or basket level, the participation rate, the determination date, the averaging dates, the weighting multipliers, as applicable, and any minimum or maximum supplemental amounts that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Index without Averaging Dates

If the final index level is greater than the initial index level, on the stated maturity date for each of your notes, you will receive a supplemental amount in addition to the face amount of each of your notes. The supplemental amount will be calculated on the determination date (examples of which are provided below) and will equal the product of (i) the face amount times (ii) the participation rate times (iii) the index return, the latter of which is the percentage, if any, by which the final index level exceeds the initial index level. Accordingly, if the final index level is greater than the initial index level, the payment at maturity per each note will be as follows:

face amount of a note + ( face amount of a note x participation rate x index return )

If the final index level is equal to or less than the initial index level, the supplemental amount will be zero and you will receive only the face amount of your notes at maturity.

The hypothetical examples presented below show how the payment amount on the notes, including the supplemental amount, is calculated.

Example 1: The participation rate is greater than 100%.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical initial index level:	1,000

Hypothetical final index level:	1,500

Hypothetical participation rate:	130%

supplemental amount per note	=	$1,000	×	130%	×	1,500 – 1,000	=	$650
1,000

In the example above, the payment amount at maturity per $1,000 face amount will equal $1,650, which is the sum of the $1,000 face amount and the supplemental amount of $650.

The table below illustrates the effect of the assumed participation rate of 130% on the hypothetical return on each note for the specified final index levels. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return on Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount of a Note	Supplemental Amount per Note	Payment at Maturity per Note	Percentage Return on a Note
100%	2,000	$1,000	$1,300	$2,300	130%
90%	1,900	$1,000	$1,170	$2,170	117%
80%	1,800	$1,000	$1,040	$2,040	104%
70%	1,700	$1,000	$910	$1,910	91%
60%	1,600	$1,000	$780	$1,780	78%
50%	1,500	$1,000	$650	$1,650	65%
40%	1,400	$1,000	$520	$1,520	52%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 2: The participation rate is less than 100%.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical initial index level:	1,000

Hypothetical final index level:	1,500

Hypothetical participation rate:	80%

supplemental amount per note	=	$1,000	×	80%	×	1,500 – 1,000	=	$400
1,000

In the example above, the payment amount at maturity per $1,000 face amount will equal $1,400, which is the sum of the $1,000 face amount and the supplemental amount of $400.

The table illustrates the effect of the assumed participation rate of 80% on the hypothetical return on each note for the final index levels specified below. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return on Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount of a Note	Supplemental Amount per Note	Payment at Maturity per Note	Percentage Return on a Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$160	$1,160	16%
10%	1,100	$1,000	$80	$1,080	8%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 3: “Maximum supplemental amount” is applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical initial index level:	1,000

Hypothetical final index level:	1,200

Hypothetical participation rate:	130%

Hypothetical maximum supplemental amount:	$400

supplemental amount per note	=	$1,000	×	130%	×	1,200 – 1,000	=	$260
1,000

The supplemental amount equals $260, which is less than the maximum supplemental amount of $400; therefore, the supplemental amount will equal $260.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical initial index level:	1,000

Hypothetical final index level:	1,500

Hypothetical participation rate:	130%

Hypothetical maximum supplemental amount:	$400

supplemental amount per note	=	$1,000	×	130%	×	1,500 – 1,000	=	$650
1,000

The supplemental amount equals $650, which exceeds the maximum supplemental amount of $400; therefore, the supplemental amount will equal $400.

The table illustrates the effect of the assumed maximum supplemental amount of $400 and assumed participation rate of 130% on the hypothetical return on each note for the final index levels specified below. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return on Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount of a Note	Supplemental Amount per Note	Payment at Maturity per Note	Percentage Return on a Note
100%	2,000	$1,000	$400	$1,400	40%
90%	1,900	$1,000	$400	$1,400	40%
80%	1,800	$1,000	$400	$1,400	40%
70%	1,700	$1,000	$400	$1,400	40%
60%	1,600	$1,000	$400	$1,400	40%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$400	$1,400	40%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

If a maximum supplemental amount applies to your notes, the appreciation potential of the notes will be limited by such maximum supplemental amount even if the final index level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index or the index stocks of the underlying index.

Example 4: “Minimum supplemental amount” is applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical initial index level:	1,000

Hypothetical final index level:	1,200

Hypothetical participation rate:	80%

Hypothetical minimum supplemental amount:	$200

supplemental amount per note	=	$1,000	×	80%	×	1,200 – 1,000	=	$160
1,000

The supplemental amount equals $160, which is less than the minimum supplemental amount of $200; therefore the supplemental amount will equal $200, the minimum supplemental amount.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical initial index level:	1,000

Hypothetical final index level:	1,500

Hypothetical participation rate:	80%

Hypothetical minimum supplemental amount:	$200

supplemental amount per note	=	$1,000	×	80%	×	1,500 – 1,000	=	$400
1,000

The supplemental amount equals $400, which is greater than the minimum supplemental amount of $200; therefore the supplemental amount will equal $400.

The table below illustrates the effect of the assumed minimum supplemental amount of $200 and assumed participation rate of 80% on the hypothetical return on each note for the specified final index levels. However, the table below does not cover the complete range of possible payment amounts on the stated maturity date.

Percentage Return of Hypothetical Underlying Index	Hypothetical Final Index Level	Face Amount of a Note	Supplemental Amount per Note	Payment at Maturity per Note	Percentage Return on a Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$200	$1,200	20%
10%	1,100	$1,000	$200	$1,200	20%
0%	1,000	$1,000	$200	$1,200	20%
-10%	900	$1,000	$200	$1,200	20%
-20%	800	$1,000	$200	$1,200	20%
-50%	500	$1,000	$200	$1,200	20%
-100%	0	$1,000	$200	$1,200	20%

To see how averaging dates affect the calculation of the amount payable at maturity for notes linked to a single index, please refer to the relevant examples described in “— Notes with Averaging Dates” below, which would also apply to notes linked to a single index.

The following charts are graphical illustrations of hypothetical payment amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final index level (expressed as a percentage of the initial index level) were any of the hypothetical levels shown on the horizontal axis, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible payment amounts and final index levels on the stated maturity date.

Chart 1: The participation rate is greater than 100%; and a maximum supplemental amount is specified

The chart above shows that any hypothetical final index level that is equal to or less than the initial index level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical payment amount that is equal to 100% of the face amount of a note (the horizontal line that crosses the 100% marker on the vertical axis). On the other hand, any hypothetical final index level that is greater than the initial index level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical payment amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the participation rate exceeds 100%, the rate of increase in the hypothetical payment amounts exceeds the return of the final index levels until the maximum supplemental amount limits the increase in the payment amount. A capped hypothetical payment amount due to the maximum supplemental amount is represented by the line perpendicular to the horizontal axis that is right of the 100% marker on the horizontal axis.

Chart 2: The participation rate is equal to 100%; and neither a maximum supplemental amount nor a minimum supplemental amount is specified

The chart above shows that any hypothetical final index level that is equal to or less than the initial index level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical payment amount that is equal to 100% of the face amount of a note (the horizontal line that crosses the 100% marker on the vertical axis). On the other hand, any hypothetical final index level that is greater than the initial index level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical payment amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the participation rate equals 100%, the rate of increase in the hypothetical payment amounts also equals the return of the final index levels.

Chart 3: The participation rate is less than 100%; and both a maximum supplemental amount and a minimum supplemental amount are specified

The chart above shows that any hypothetical final index level that is equal to or less than the initial index level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical payment amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is left of the 100% marker on the horizontal axis) due to the minimum supplemental amount. On the other hand, any hypothetical final index level that is greater than the initial index level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical payment amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the participation rate is less than 100%, the rate of increase in the hypothetical payment amounts is also less than the return of the final index levels until the maximum supplemental amount limits the increase in the payment amount. A capped hypothetical payment amount due to the maximum supplemental amount is represented by the line perpendicular to the horizontal axis that is right of the 100% marker on the horizontal axis.

Notes Linked to a Basket of Indices without Averaging Dates

At maturity, if the final basket level is greater than the initial basket level, for each of your notes, you will receive a supplemental amount in addition to the face amount of each of your notes. The supplemental amount will equal the product of (i) the face amount of each of your notes times (ii) the participation rate times (iii) the basket return, the latter of which is the percentage, if any, by which the final basket level exceeds the initial basket level. The payment amount at maturity per each note, if the final basket level is greater than the initial basket level, is as follows:

face amount of a note + ( face amount of a note x participation rate x basket return )

At maturity, if the final basket level is equal to or less than the initial basket level, the supplemental amount will be zero and you will receive only the face amount of your notes at maturity.

The tables under “— Notes Linked to a Single Index without Averaging Dates” can also be used to illustrate the hypothetical amount payment at maturity on each note for a range of hypothetical percentage changes in the basket closing levels. However, it is important to understand that the basket returns are based on the weighted returns of each basket index included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 5: All Basket Indices Have Positive Returns

Basket Index	Hypothetical Initial Index Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Index Level	Hypothetical Index Return	Final Index Level × Weighting Multiplier
Index A	200	33.34%	0.1667	220	10%	36.674
Index B	800	33.36%	0.0417	880	10%	36.696
Index C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket index, of the applicable final index level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no maximum supplemental amount is specified and that a hypothetical participation rate of 130% is applicable, the supplemental amount is calculated as follows:

supplemental amount per note = $1,000 × 130% × 10% = $130

Therefore, in this example, the hypothetical payment amount at maturity per note will equal $1,130, which is the sum of the $1,000 face amount and the supplemental amount of $130. Because the participation rate is greater than 100%, the return on your notes is greater than the return of the basket closing level from the trade date to the determination date.

Example 6: Mixed Returns of Basket Indices

In the table below, two of the three basket indices have a positive index return, but these positive returns are offset by a negative return of the basket index with the greatest weighting percentage in the basket.

Basket Index	Hypothetical Initial Index Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Index Level	Hypothetical Index Return	Final Index Level × Weighting Multiplier
Index A	200	50%	0.25000	120	-40.00%	30.00
Index B	800	25%	0.03125	840	5.00%	26.25
Index C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

The basket return in this example is -17.08%. Regardless of the participation rate, the supplemental amount will be zero because the final basket level is less than the initial basket level (as evidenced by the negative basket return), and the payment amount at maturity per $1,000 face amount of your notes will be the $1,000 face amount.

To see how maximum supplemental amount, minimum supplemental amount or averaging dates affect the calculation of the payment amount at maturity for notes linked to a basket of indices (including any best or worst performing index, if applicable), please refer to the relevant examples described in “— Notes Linked to a Single Index with a Determination Date” and “— Notes with Averaging Dates,” which would also apply to notes linked to a basket of indices.

Notes with Averaging Dates

In the case of notes with averaging dates, the supplemental amount, if any, will be based on the final index or basket level, which will equal the arithmetic average of the closing levels of the underlying index or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlying index (including any best or worst performing index, if applicable) or basket of indices may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible payment amounts on the stated maturity date. The examples of the hypothetical payment amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlying index or the basket closing levels over such period on the amount payable to you at maturity. However, the underlying index or basket of indices may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following four cases illustrate the payment amounts at maturity on each note for a range of closing levels of an index or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the supplemental amount on the final index or basket level as determined over the averaging dates, assuming the face amount of $1,000 and a hypothetical initial index or basket level of 100.

Example 7: Averaging Dates

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Final Averaging Date	160	80	100	125
Hypothetical Final Index/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Participation Rate	110%	110%	110%	110%
Supplemental Amount	$495	$0	$248	$0
Payment Amount at Maturity on a $1,000 Face Amount	$1,495	$1,000	$1,248	$1,000

•

In Case 1, the index or basket closing levels increase on each averaging date but, due to the averaging of the closing levels of the basket indices over the averaging dates, the final index or basket level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives $1,495 (the sum of the face amount of $1,000 and the supplemental amount of $495). The return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the simple index or basket return of 60% over the life of the notes.

•	In Case 2, the index or basket closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final index or basket level of 95, which is higher than the closing level of 80 on the last averaging date. But, because the final index or basket level is less than the initial index or basket level, there is no supplemental amount. Therefore, the investor receives the $1,000 face amount for each note at maturity, even though the index or basket of indices declines by 5% over the life of the notes.

•

In Case 3, the index or basket closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final index or basket level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note the investor receives $1,248, the sum of the $1,000 face amount and the supplemental amount of $248. The return on the notes at maturity represents a 24.8% increase above the $1,000 face amount, even though the simple index or basket return over the life of the notes is 0%.

•

In Case 4, the index or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. At maturity, the final index or basket level of 98.75 is less than the closing level of 125.50 on the final averaging date. Because the final index or basket level is also less than the initial index or basket level, there is no supplemental amount, and the investor receives only the $1,000 face amount for each note at maturity, although the simple index or basket return over the life of the notes is 25%.

Notes Linked to the Worst Performing Index

At maturity, if the final index level of the worst performing index is greater than its initial index level, for each of your notes, you will receive a supplemental amount in addition to the face amount of each of your notes. The supplemental amount will equal the product of (i) the face amount of each of your notes times (ii) the participation rate times (iii) the worst index return, which is the index return of the worst performing index. Accordingly, the payment amount at maturity, if the final index level of the worst performing index is greater than its initial index level, is as follows:

face amount of a note + ( face amount of a note x participation rate x worst index return )

At maturity, if the final index level of the worst performing index is equal to or less than its initial index level, the supplemental amount will be zero and you will receive only the face amount of your notes at maturity.

Where a note is linked to the worst performing index, your return on the notes will be determined and limited by the worst performing index, and therefore, in certain circumstances, the payment amount on your notes may equal only the face amount of your notes even if the final index level of each of the basket indices other than the worst performing index included in the basket is above its respective initial index level.

Presented below is a hypothetical example showing how the payment amount on your notes linked to the worst performing index in a basket of indices, including the supplemental amount, is calculated. The following example illustrates the payment at maturity on a note linked to the worst performing index of a basket of indices composed of Indices A and B and demonstrates the impact of basing the calculation of the supplemental amount for the notes on the closing level of the worst performing index on the determination date.

Example 8: Worst Performing Index

	Index A	Index B	Worst Performing Index = Index B
	Closing Level	Closing Level	Closing Level
Hypothetical Initial Index Level	1,000	1,000	1,000
Hypothetical Final Index Level	1,300	1,100	1,100
Index Return	30%	10%	10%
Hypothetical Participation Rate	–	–	110%
Supplemental Amount	–	–	$110
Payment Amount at Maturity on a $1,000 Face Amount	–	–	$1,110

•	The index return of Index A is 30%, which is the percentage by which the final index level of 1,300 exceeds the initial index level of 1,000.

•	The index return of Index B is 10%, which is the percentage by which the final index level of 1,100 exceeds the initial index level of 1,000.

•

The worst performing index is the index with the lowest index return in the basket of indices, which in this scenario is Index B. The supplemental amount for your notes is calculated based on the index return of Index B, the worst performing index, as follows:

supplemental amount per note = $1,000 x 110% x 10% = $110

The payment amount at maturity per note is $1,110, which is the sum of the $1,000 face amount and the supplemental amount of $110. Therefore, you will not participate in the appreciation of the better-performing index, Index A.

Notes Linked to the Best Performing Index

At maturity, if the final index level of the best performing index is greater than its initial index level, for each of your notes, you will receive a supplemental amount in addition to the face amount of each of your notes. The supplemental amount will equal the product of (i) the face amount of each of your notes times (ii) the participation rate times (iii) the best index return, which is the index return of the best performing index in the basket of indices. Accordingly, the payment amount at maturity, if the best performing index’s final index level is greater than its initial index level, is as follows:

face amount of a note + ( face amount of a note x participation rate x best index return )

At maturity, if the final index level of the best performing index is equal to or less than its initial index level, the supplemental amount will be zero and you will receive only the face amount of your notes at maturity.

Presented below is a hypothetical example showing how the payment amount on the notes, including the supplemental amount, is calculated. The following example illustrates the payment amount at maturity on a note linked to the best performing index of a basket of indices composed of Indices A and B with four averaging dates and demonstrates the impact of basing the calculation of the supplemental amount for the notes on the arithmetic average of the closing level of the best performing index on each of the averaging dates.

Example 9: Best Performing Index

	Index A	Index B	Best Performing Index – Index A
	Closing Level	Closing Level	Closing Level
1st Averaging Date	1,300	1,400	1,300
2nd Averaging Date	1,400	1,500	1,400
3rd Averaging Date	1,500	500	1,500
Final Averaging Date	1,600	200	1,600
Hypothetical Initial Index Level	1,000	1,000	1,000
Hypothetical Final Index Level	1,450	900	1,450
Index Return	45%	-10%	45%
Hypothetical Participation Rate	–	–	110%
Supplemental Amount	–	–	$495
Payment Amount at Maturity on a $1,000 Face Amount	–	–	$1,495

•	The index return of Index A is 45%, which is the percentage by which the final index level of 1,450 exceeds the initial index level of 1,000.

•	The index return of Index B is -10%, which is the percentage by which the final index level of 900 declined from the initial index level of 1,000.

•

The best performing index is the index with the highest index return of the group of indices, which is Index A. The supplemental amount for your notes will be calculated based on the index return of Index A, the best performing index, as follows:

supplemental amount per note = $1,000 x 110% x 45% = $495

The payment at maturity is $1,495, which is the sum of the $1,000 face amount and the supplemental amount of $495.

We cannot predict the actual final index level(s) or final basket level for your notes, nor can we predict the relationship between the index or basket level(s) and the market value of your notes at any time prior to the stated maturity date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the relevant pricing supplement and the actual final index or basket level determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE EQUITY INDEX-LINKED NOTES

An investment in your notes is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated October 10, 2008. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the index stocks, i.e., the stocks comprising the index or indices to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

Your Notes May Bear Interest at a Low Rate or They May Bear No Interest at All

The relevant pricing supplement will state whether your notes bear interest. Therefore, your notes may bear no interest at all. If your notes do bear interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to an index or a basket of indices. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of Your Notes on the Date of Any Applicable Pricing Supplement (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will and the Price You May Receive for Your Notes May Be Significantly Less Than the Issue Price

The price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your notes using such pricing models. The amount of such excess will decline on a straight line basis over a period to be specified in the applicable pricing supplement for your notes, after which period, the price at which Goldman, Sachs & Co. would buy or sell notes will reflect the value determined by reference to the pricing models, plus our customary bid and asked spread.

In addition to the factors discussed above, the value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including a deterioration in our creditworthiness or perceived creditworthiness whether measured by our credit ratings or other credit measures. These changes may adversely affect the market price of your notes, including the price you may receive for your notes in any market making transaction. The quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

If Your Notes Are Linked to a Basket of Indices, the Lower Performance of One Basket Index May Offset an Increase in the Other Indices in the Basket

Your notes may be linked to a basket of indices that are not equally weighted. Declines in the level of one basket index may offset increases in the levels of the other indices in the basket. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Your Return on the Notes May Be Limited by the Index with the Lowest Return If Your Notes Are Linked to the Worst Performing Index of a Basket of Indices

For notes linked to the worst performing index of a basket of indices, your return on the notes will be limited by the return of the worst performing index. The worst performing index will be the basket index with the lowest index return. For example, in a basket of two indices, if the index return of the first index is positive and the index return of the second index is negative, the amount that you will be paid for each of your notes at maturity would be determined based on the return of the second index. In such a case, you will not receive any supplemental amount on your notes on the stated maturity date.

The Payment Amount on Your Notes Will Not Be Affected by the Closing Level of the Relevant Index or the Basket Closing Level, as Applicable, on Any Date Other Than the Determination Date or Each Averaging Date, as Applicable

The supplemental amount, if any, that will be paid on your notes will be determined based on the closing level of the applicable index or the basket closing level on the determination date or on each of the averaging dates, as applicable. Although the actual closing level of a particular index or basket closing level on the stated maturity date or at other times during the life of your notes may be higher than the final index or basket level, you will not benefit from the closing level of such index or basket closing level at any time other than on the determination date or each of the averaging dates, as applicable.

The Payment Amount on Your Notes May Be Linked to the Closing Levels of the Index or Indices on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the index or basket return will be based on the arithmetic average of the closing levels of an index or basket closing levels, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the index or basket of indices over the life of your notes. For example, if the closing level of a particular index dramatically surged on the last of five averaging dates (in other words, the determination date), the payment amount for each of your notes may be significantly less than it would have been had the payment amount been linked only to the closing level of the index on that last averaging date.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to a maximum supplemental amount, your ability to participate in any change in the value of the index or basket of indices over the life of the notes will be limited. If so specified, the maximum supplemental amount will limit the supplemental amount, if any, that you will receive for each of your notes at maturity, no matter how much the level of the index or basket of indices, as applicable, may rise beyond a predetermined level over the life of the notes. Accordingly, the payment amount for each of your notes may be significantly less than it would have been had you invested directly in the underlying index or basket of indices.

In addition, if the participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final index or basket level exceeds the initial index or basket level, the supplemental amount, if any, you will receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlying index or indices. This is because a participation rate of less than 100% will have the effect of reducing your exposure to any index or basket returns.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility—i.e., the frequency and magnitude of changes — of the levels of the index or basket of indices;

•	whether your notes are linked to a single index, a basket of indices or the worst or best performing index of the basket of indices;

•	the level of the index or indices to which your notes are linked, the participation rate, the weighting multiplier, the maximum supplemental amount or the minimum supplemental amount, as applicable;

•	the dividend rates of the stocks underlying the index or basket indices;

•

economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the index or basket indices, and which may affect the closing level of the index or the basket closing level;

•	interest rates and yield rates in the market;

•	the time remaining until your notes mature; and

•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable index or basket of indices based on their historical performance.

If the Levels of the Index or Indices Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the index or basket of indices. Changes in the levels of the index or basket of indices may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Index Stocks

Each index sponsor calculates the level of the applicable index by reference to the prices of the stocks included in the applicable index, without taking account of the value of dividends paid on those stocks. Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each index and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the index stocks by the index stock issuers. See “— You Have No Shareholder Rights or Rights to Receive Any Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Stock

Investing in your notes will not make you a holder of any of the stocks underlying the index or basket indices. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such stocks. Your notes will be paid in cash, and you will have no right to receive delivery of any such stocks.

Trading And Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Basket of Indices, Constituent Indices, the Currencies They Are Denominated in or the Index Stocks Underlying the Applicable Index or Basket Indices, as Applicable, May Impair the Value of Your Notes

As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the index or indices or constituent indices thereof, as applicable. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index or indices, the constituent indices thereof or the stocks underlying the applicable index or basket indices, as applicable, comprising such index or basket indices, which we refer to as index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other equity index-linked notes whose returns are linked to changes in the level of the index or basket of indices, one or more of the constituent indices thereof, or the index stocks, as applicable. Any of these hedging activities may adversely affect the levels of the index or indices — directly or indirectly by affecting the price of the index stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or the constituent indices, if applicable, or instruments whose returns are linked to the applicable index, indices, constituent indices or index stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of the index or indices — directly or indirectly by affecting the price of the index stocks or the levels of the constituent indices, if applicable — and therefore, the market value of your notes and the amount we will pay on your notes, if any, at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index or indices, one or more of the constituent indices thereof, or one or more of the index stocks, as applicable. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any, at maturity.

An Investment in the Notes May Be Subject to Risks Associated with Foreign Securities Markets

The index or basket of indices to which your notes may be linked may include stocks issued by foreign companies in the United Kingdom, Europe, Asia or elsewhere. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the index or basket indices may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in the United Kingdom, Europe, Asia or elsewhere are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Notes Linked to the MSCI EAFE Index Are Subject to Foreign Currency Exchange Rate Risk

For notes linked to the MSCI EAFE Index (and its component country indices), whose index stock prices are converted into U.S. dollars for purposes of calculating the value of the indices, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the indices which are calculated in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the index will be adversely affected and the payment amount at maturity of the notes may be reduced.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;

•	interest rate levels;

•	the balance of payments among countries;

•	the extent of governmental surpluses or deficits in the component countries and the United States; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the various component countries and the United States and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the index or basket of indices or other de facto restrictions on the repatriation of U.S. dollars.

For Notes Linked to Indices Whose Index Stocks are Traded in Foreign Currencies, The Return on Your Notes Will Depend on Changes in the Final Index or Basket Level and Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

For notes linked to the indices whose index stocks are traded in foreign currencies, although the index stocks may be traded in one or more foreign currencies and your notes will be denominated in U.S. dollars, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The payment amount on the stated maturity date will be based solely upon the overall change in the level of the applicable index or the basket of indices over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the applicable foreign countries whose currencies in which your notes are traded that, in turn, may affect the final index or basket level.

Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us

As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to own securities of, or engage in trading activities related to the index or basket indices, as applicable, constituent indices thereof, as applicable, or index stocks that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the applicable index or basket of indices, could be adverse to your interests as a beneficial owner of your notes.

Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the sponsors of the index or indices to which your notes may be linked or with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of the notes. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the index stocks and with respect to the index or indices, or constituent indices thereof, to which your notes may be linked. Any of these activities by any of our affiliates may affect the levels of the applicable index or basket of indices and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive, If Any, at Maturity

As of the date of this prospectus supplement no. 52, we have appointed Goldman, Sachs & Co. as the calculation agent for the equity index-linked notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations regarding the interest payment, if applicable; the final index or basket level; the index return, the basket return, the worst index return or the best index return; market disruption events; the determination date, the stated maturity date and the averaging dates, if applicable; the default amount; the supplemental amount and the amount payable on your notes; and any other determination as applicable or specified in the relevant pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an index, individually or within a basket of indices. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc.

The Policies of the Applicable Index Sponsor and Changes that Affect an Index to Which Your Notes are Linked, or the Constituent Indices or Index Stocks Underlying Such Index, Could Affect the Amount Payable on Your Notes and Their Market Value

The policies of the applicable index sponsor concerning the calculation of the level of an index or basket of indices to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the index stocks underlying such index or basket indices, and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index level, could affect the level of the applicable index and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable index sponsor changes these policies, for example, by changing the manner in which it calculates the index level, or if any index sponsor discontinues or suspends calculation or publication of the index level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the index or basket levels on any such date (and, in the case of notes linked to a basket of indices, the weighting multiplier of the applicable index) — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination date and the amount payable on your notes more fully under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” and “— Role of Calculation Agent” below.

The Calculation Agent Can Postpone the Determination Date or an Averaging Date If a Market Disruption Event or Non-Trading Day Occurs or Is Continuing

In case of notes linked to a single index, if the calculation agent determines that, on the determination date or any averaging date, as applicable, a market disruption event has occurred or is continuing or that day is not a trading day, the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” or “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” below, as the case may be. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, respectively. In case of notes linked to a basket of indices, the determination date or any averaging date, as applicable, with respect to each basket index will be determined as described in the preceding three sentences. In case of notes linked to the worst or best performing index, the determination date or averaging dates, as applicable, for your notes will be determined in a similar manner to the determination date or averaging dates for notes linked to a basket of indices. Notwithstanding the foregoing, the determination date for the notes subject to averaging dates will occur on the last averaging date or the latest of the last averaging dates with respect to the basket indices.

As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “General Terms of the Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date. Moreover, if the closing level of the index or basket is not available on the determination date or any averaging date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “General Terms of the Equity Index-Linked Notes — Discontinuance or Modification of an Index” below), in certain circumstances the calculation agent will determine the final index or basket level based on its assessment, made in its sole discretion, of the levels of the applicable index or indices, as described under “General Terms of the Equity Index-Linked Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P 500® Index, There Is No Affiliation Between The Index Stock Issuers or The Index Sponsors And Us, And We Are Not Responsible For Any Disclosure By The Index Stock Issuers

The common stock of Goldman Sachs is one of the 500 index stocks comprising the S&P 500® Index. Goldman Sachs is not otherwise affiliated with the issuers of the index stocks or the index sponsors. As we have told you above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with the applicable index sponsor or the index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the index or basket of indices and the index stock issuers. You, as an investor in your notes, should make your own investigation into the indices and the index stock issuers. See “Annex A — The Indices” below for additional information about the index or basket indices to which your notes may be linked.

Neither the index sponsors nor the index stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the index sponsors nor the index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

Certain United States Federal Tax Considerations

If your notes have a term of one year or less, you notes will be treated as short-term notes. Certain aspects of the tax treatment of short-term notes that provide for contingent payments are uncertain. Please read carefully the section called “United States Federal Taxation — Where the term of your notes is one year or less” in this prospectus supplement no. 52.

If your notes have a term of more than one year, your notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States federal income tax purposes. If you are a U.S. holder of the notes, you will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even if you will not receive any payments from us until maturity. Please see “United States Federal Taxation — Where the term of your notes is more than one year” below for a more detailed discussion. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

If you are a non-U.S. investor, please also read the section of this prospectus supplement no. 52 called “United States Federal Taxation.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations For Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the equity index-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the equity index-linked notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the equity index-linked notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE EQUITY INDEX-LINKED NOTES

In addition to the terms described on the first 9 pages of this prospectus supplement no. 52, the following general terms will apply to the equity index-linked notes, including your notes:

Specified Currency

Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the relevant pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Index, Basket Index, Index Sponsor and Index Stocks

In this prospectus supplement no. 52, when we refer to an index, we mean the applicable index specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Discontinuance or Modification of an Index” below. When we refer to a basket index, we mean the applicable index included in the basket specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Discontinuance or Modification of an Index” below. When we refer to an index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect. When we refer to the index stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable index or basket index, or any constituent index of such index or basket index, as then in effect, after giving effect to any additions, deletions or substitutions. With respect to notes linked to the MSCI EAFE Index, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component country indices that comprise the MSCI EAFE Index as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Principal on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for an amount in cash equal to the sum of the face amount of each of your notes plus the supplemental amount, if any, subject to any adjustments or modifications as described below. You will receive at least the face amount of your notes at maturity.

Supplemental Amount

Notes Linked to a Single Index.

If the final index level is greater than the initial index level, the supplemental amount will be an amount in cash equal to the product of the face amount of each of your notes times the participation rate times the index return, subject to adjustment described under “— Maximum Supplemental Amount or Minimum Supplemental Amount” below if the applicable pricing supplement specifies a maximum supplemental amount and/or a minimum supplemental amount.

•	The participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.

•	The index return will equal the result of (i) the final index level minus the initial index level divided by (ii) the initial index level, expressed as a percentage.

•

The final index level will equal the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Discontinuance or Modification of an Index” below.

•	The initial index level will be specified in the applicable pricing supplement.

If the final index level is less than or equal to the initial index level, the supplemental amount will equal zero, subject to adjustment described under “— Maximum Supplemental Amount or Minimum Supplemental Amount” below if the applicable pricing supplement specifies a minimum supplemental amount.

Notes Linked to a Basket of Indices.

If the final basket level is greater than the initial basket level, the supplemental amount will be an amount in cash equal to the product of the face amount of each of your notes times the participation rate times the basket return, subject to adjustment described under “— Maximum Supplemental Amount or Minimum Supplemental Amount” below if the applicable pricing supplement specifies a maximum supplemental amount and/or a minimum supplemental amount.

•	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

•	The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Discontinuance or Modification of an Index” below.

•

The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket index, of the closing level for such basket index on such trading day multiplied by its respective weighting multiplier.

•	A basket index refers to any index in the specified basket of indices.

•

A weighting multiplier for a basket index is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described under “— Discontinuance or Modification of an Index” below.

•

The weighting percentage for each basket index will be the applicable percentage weight within the basket provided for such basket index as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket indices will be 100%.

•	The initial basket level will be specified in the applicable pricing supplement.

If the final basket level is less than or equal to the initial basket level, the supplemental amount will equal zero, subject to adjustment described under “— Maximum Supplemental Amount or Minimum Supplemental Amount” below if the applicable pricing supplement specifies a minimum supplemental amount.

Notes Linked to the Worst Performing Index.

If the final index level of the worst performing index is greater than the initial index level of the worst performing index, the supplemental amount will be an amount in cash equal to the product of the face amount of each of your notes times the participation rate times the worst index return.

•	The worst performing index is the index with the lowest index return among the indices in the basket.

•	The worst index return is the index return of the worst performing index.

•

The index return of any basket index for notes linked to the worst performing index will be calculated based on the closing level(s) of such basket index on the determination date or averaging dates with respect to such basket index, and not the closing level(s) of such basket index on the determination date or averaging dates for your notes.

If the final index level of the worst performing index is less than or equal to the initial index level of such index, the supplemental amount will equal zero, subject to adjustment described under “— Maximum Supplemental Amount or Minimum Supplemental Amount” below if the applicable pricing supplement specifies a minimum supplemental amount.

Notes Linked to the Best Performing Index.

If the final index level of the best performing index is greater than the initial index level of the best performing index, the supplemental amount will be an amount in cash equal to the product of the face amount of each of your notes times the participation rate times the best index return.

•	The best performing index is the index with the highest index return among the indices in the basket.

•	The best index return is the index return of the best performing index.

•

The index return of any basket index for notes linked to the best performing index will be calculated based on the closing level(s) of such basket index on the determination date or averaging dates with respect to such basket index, and not the closing level(s) of such basket index on the determination date or averaging dates for your notes.

If the final index level of the best performing index is less than or equal to the initial index level of such index, the supplemental amount will equal zero, subject to adjustment described under “— Maximum Supplemental Amount or Minimum Supplemental Amount” below if the applicable pricing supplement specifies a minimum supplemental amount.

Maximum Supplemental Amount or Minimum Supplemental Amount

The supplemental amount, if any, for your notes will be modified as described under this subsection entitled “— Maximum Supplemental Amount or Minimum Supplemental Amount” only if the applicable pricing supplement specifies that a maximum supplemental amount and/or a minimum supplemental amount will apply to your notes.

•

If a maximum supplemental amount is specified in the applicable pricing supplement, the supplemental amount for your notes will equal the lesser of (i) the supplemental amount calculated as described under the subsection entitled “— Supplemental Amount” above, and (ii) the maximum supplemental amount specified in the applicable pricing supplement.

•

If a minimum supplemental amount is specified in the applicable pricing supplement, the supplemental amount for your notes will equal the greater of (i) the supplemental amount calculated as described under the subsection entitled “— Supplemental Amount” above and (ii) the minimum supplemental amount specified in the applicable pricing supplement.

•

If both a maximum supplemental amount and a minimum supplemental amount are specified in the applicable pricing supplement, both of the two previous bullet points will apply to your notes. In such a case, the minimum supplemental amount will be less than the maximum supplemental amount.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled determination date for your notes as specified in the relevant pricing supplement is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Determination Date

Notes Linked to a Single Index. The determination date for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Indices. The determination dates for each basket index and for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket index occurs or is continuing on such day or such day is not a trading day with respect to any basket index. In that event, the determination date with respect to any basket index affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket index on which the calculation agent determines that a market disruption event with respect to such basket index does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date with respect to any basket index will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date with respect to any basket index will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such basket index occurs or is continuing on such last possible determination date with respect to such basket index or such last possible day is not a trading day with respect to such basket index, that day will nevertheless be the determination date with respect to such basket index. If the determination date with respect to any basket index does not occur on the originally scheduled determination date for your notes, the determination date for your notes will occur on the latest of the determination dates with respect to the basket indices. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the basket indices.

Notes Linked to the Worst or Best Performing Index in a Basket of Indices. The determination dates for the worst or best performing index in a basket of indices and for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket index occurs or is continuing on such day or such day is not a trading day with respect to any basket index. In that event, the determination date with respect to any basket index affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket index on which the calculation agent determines that a market disruption event with respect to such basket index does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date with respect to any basket index will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date with respect to any basket index will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such basket index occurs or is continuing on such last possible determination date with respect to such basket index or such last possible day is not a trading day with respect to such basket index, that day will nevertheless be the determination date with respect to such basket index. If the determination date with respect to any basket index does not occur on the originally scheduled determination date for your notes, the determination date for your notes will occur on the latest of the determination dates with respect to the basket indices. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the basket indices.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply:

Notes Linked to a Single Index. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Indices. If a market disruption event occurs or is continuing with respect to a basket index on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket index, such averaging date and each succeeding averaging date, if any, with respect to such basket index will be postponed to the next trading day(s) with respect to such basket index on which no market disruption event with respect to such basket index occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date with respect to any basket index will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date with respect to any basket index will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to such basket index on such last possible averaging date or such last possible day is not a trading day with respect to such basket index, that day will nevertheless be the last averaging date with respect to such basket index. In such cases, more than one averaging date with respect to such basket index may occur simultaneously on such last possible day. If any averaging date with respect to any basket index does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the basket indices.

Notes Linked to the Worst or Best Performing Index in a Basket of Indices If a market disruption event occurs or is continuing with respect to a basket index on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket index, such averaging date and each succeeding averaging date, if any, with respect to such basket index will be postponed to the next trading day(s) with respect to such basket index on which no market disruption event with respect to such basket index occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date with respect to any basket index will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date with respect to any basket index will be postponed later than five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to such basket index on such last possible averaging date or such last possible day is not a trading day with respect to such basket index, that day will nevertheless be the last averaging date with respect to such basket index. In such cases, more than one averaging date with respect to such basket index may occur simultaneously on such last possible day. If any averaging date with respect to any basket index does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the basket indices.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Index. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Index” and “— Averaging Dates — Notes Linked to a Single Index” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “— Stated Maturity Date” above. If the closing level of the index that must be used to determine the supplemental amount is not available on the postponed determination date or any postponed averaging date because of a market disruption event, a non-trading day or for any other reason (except as described under “— Discontinuance or Modification of an Index” below), the calculation agent will nevertheless determine the closing level of the index based on its assessment, made in its sole discretion, of the level of the index on that day.

Notes Linked to a Basket of Indices. If a market disruption event with respect to any basket index occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket index, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Indices” or “— Averaging Dates — Notes Linked to a Basket of Indices” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “— Stated Maturity Date” above. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket indices, the basket closing level for the determination date or the applicable averaging date, as applicable, will be calculated based on (i) the closing level of each of the basket indices that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable scheduled averaging date, as applicable, with respect to each such basket index, if any, and (ii) the closing level of each of the basket indices that is affected by the market disruption event or non-trading day determined on the postponed determination date or the applicable postponed averaging date, as applicable, with respect to each such basket index, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Index”

above. A market disruption event with respect to one or more basket indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

Notes Linked to the Worst or Best Performing Index. If a market disruption event with respect to any basket index occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket index, will be postponed as described under “— Determination Date — Notes Linked to the Worst or Best Performing Index in a Basket of Indices” or “— Averaging Dates — Notes Linked to the Worst or Best Performing Index in a Basket of Indices” above. If the determination date or any averaging date for your notes is postponed due to a market disruption event or non-trading day with respect to any basket index, the final index level and the index return for each basket index will be determined based on the closing level(s) of such basket index on the postponed determination date with respect to such basket index or postponed averaging dates with respect to such basket index, as applicable, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Date — Notes Linked to a Single Index” above, for purposes of determining the worst performing index or the best performing index, as applicable.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the relevant pricing supplement and, as long as your notes are in global form, the regular record date for each interest payment date will be the fifth business day preceding the interest payment dates, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an index or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Discontinuance or Modification of an Index

If an index sponsor discontinues publication of the applicable index and such index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the applicable index, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

If the calculation agent determines that the publication of an index is discontinued and there is no successor index, the calculation agent will determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index.

If the calculation agent determines that an index, the index stocks comprising an index or any constituent index of an index or the method of calculating an index is changed at any time in any respect — including any split or reverse split of the applicable index and any addition, deletion or substitution and any reweighting or rebalancing of the constituent indices, if applicable, or the applicable index stocks, and whether the change is made by the applicable index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the applicable index stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable index by the applicable index sponsor pursuant to the applicable index methodology described under “The Indices” in Annex A to this prospectus supplement no. 52 or in the applicable pricing supplement, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation and, in the case of notes linked to a basket of indices, the applicable weighting multiplier, as it believes are appropriate to ensure that the final index or basket level, used to determine the amount payable on the stated maturity date, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include the equity index-linked notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each equity index-linked note as the outstanding principal amount of that note. Although the terms of the equity index-linked notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including the equity index-linked notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations regarding the interest payment, if applicable; the final index or basket level; the index return, the basket return, the worst index return or the best index return; market disruption events; successor indices; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the supplemental amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement no. 52 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the relevant pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement.

Trading Day

When we refer to a trading day with respect to any index other than the MSCI EAFE Index, we mean a day on which (i) the respective principal securities markets for all of the index stocks that underlie such index are open for trading, (ii) the index sponsor for such index is open for business and (iii) such index is calculated and published by the applicable index sponsor, unless otherwise specified in the relevant pricing supplement. Although an index sponsor may publish an index level with respect to the applicable index on a day when one or more of the principal securities markets for the index stocks for the applicable index are closed, that day would not be a trading day for purposes of the applicable index.

On the other hand, when we refer to a trading day with respect to the MSCI EAFE Index, we mean a day on which the MSCI EAFE Index is calculated and published by the index sponsor, unless otherwise specified in the relevant pricing supplement. Therefore, in the case of the MSCI EAFE Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the index stocks for the MSCI EAFE Index are closed on that day, if the index sponsor publishes the MSCI EAFE Index level on that day.

Closing Level

With respect to any index other than the MSCI EAFE Index, the closing level on any trading day will be the official closing level of the applicable index or any successor index published by the applicable index sponsor at the regular weekday close of trading on the relevant exchanges on such trading day for such index.

With respect to the MSCI EAFE Index, the closing level on any trading day will be the official closing level of the MSCI EAFE Index or any successor index published by the applicable index sponsor on such trading day for such index.

Default Amount

The default amount for your notes on any day will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period.

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions.

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

Any of the following will be a market disruption event with respect to an index:

•

a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable index or any constituent index of such index or to index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, or option or futures contracts relating to the applicable index or any constituent index of such index, or to index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, if available, do not trade on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events with respect to an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable index or any constituent index of such index or to any index stock.

For this purpose, an “absence of trading” in the primary securities market on which an index stock, or on which option or futures contracts relating to any index or any constituent index of such index or to any index stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to any index or any constituent index of such index or to any index stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that index stock or those contracts, or

•	a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an index” refers to an index comprising or underlying the index or basket indices to which your notes may be linked and, with respect to the MSCI EAFE Index, refers to the the component country indices that comprise the MSCI EAFE Index.

A market disruption event with respect to one or more basket indices will not, by itself, constitute a market disruption event for the remaining unaffected basket index or indices.

As is the case throughout this prospectus supplement no. 52, references to an index in this description of market disruption events includes the applicable index or basket indices and any successor index as it may be modified, replaced or adjusted from time to time.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the index stocks, listed or over-the-counter options, futures and/or other instruments linked to the indices, constituent indices of such index, the index stocks, foreign currencies or other instruments linked to the indices, constituent indices of such index, the index stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the indices, one or more of the constituent indices thereof, as applicable, the index stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the indices, some or all of the constituent indices of such index or some or all index stocks or foreign currencies,

•	may take or dispose of positions in the securities of the index stock issuers themselves,

•

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the stock exchanges or other components of the equity markets,

•

may take short positions in the index stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the indices, the constituent indices of such indices, as applicable, the index stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the indices, the index stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the index stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the indices, constituent indices thereof or the foreign currencies, some or all of the index stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to the Equity Index-Linked Notes — Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Indices, Constituent Indices, The Currencies They Are Denominated in or the Index Stocks May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

UNITED STATES FEDERAL TAXATION

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and is subject to the limitations and exceptions set forth therein.

The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes and if your notes have a term of one year or less, it assumes that you do not have a taxable year that closes between the determination date and the maturity date for the notes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns the notes as a hedge or that is hedged against interest rate risks;

•	a person that owns the notes as part of a straddle or conversion transaction for tax purposes;

•	or a United States holder whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax, and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source;

•

or a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.

Where the term of your notes is more than one year

If the term of your notes is more than one year, your notes will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied first by determining the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes prior to your receipt of cash attributable to such income.

If your notes provide for a call right or a put right, it is not entirely clear how, under the rules governing contingent payment obligations, the maturity date of your notes should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date and the projected contingent payment will be made at such time.

The comparable yield and projected payment schedule will be provided to you in each applicable pricing supplement. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If, during any taxable year, you receive actual payments with respect to such notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

If you purchase your notes at a price other than its adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment obligations) as of the time you purchase your notes, decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on your notes. The issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the fair market value of the amount of cash you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on your notes and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, capital loss.

Where your notes have a term of one year or less

If your notes have a term of one year or less, your notes will be treated as contingent short-term debt for United States federal income tax purposes. Although there is no authority that specifically addresses the tax treatment of contingent short-term notes, it is likely that, unless otherwise provided in the applicable pricing supplement, you should not recognize any income prior to the maturity of the notes.

If you are an initial purchaser of the notes, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time and the amount you paid for your notes. Upon a sale or exchange of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange, unless you sell or exchange your notes between the determination date and the maturity date, in which case it would be reasonable for you to treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. The deductibility of capital losses is subject to limitations.

If you are a secondary purchaser of the notes, you should be treated in the same manner as described above with respect to initial purchasers except that if you purchase your notes at a discount from their principal amount (i) and hold them until maturity, it would be reasonable for you to treat any income you recognize as short-term capital gain to the extent of the excess of the principal amount of your notes over the amount you paid for your notes and to treat any loss you recognize as short-term capital loss, or (ii) sell or exchange them between the final valuation date and the maturity date, any gain that you recognize upon such sale or exchange should be treated as short-term capital gain to the extent that such gain does not exceed the difference between the principal amount of your notes and the amount you paid for your notes.

The application of the short-term debt rules to your notes is not entirely clear, and alternative treatments are possible. For example, it is possible that interest should be treated as accruing over the term of your notes, in which case such accrued interest will be treated in the manner described under “United States Taxation — Taxation of Debt Securities — United States Holders — Original Issue Discount — Short-Term Debt Securities” in the accompanying prospectus.

United States Alien Holders

If you are a United States alien holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of the notes and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership;

•	or an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each equity index-linked note to be issued, The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the relevant pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the relevant pricing supplement and, if the relevant pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the relevant pricing supplement.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the equity index-linked notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the equity index-linked notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the equity index-linked notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of equity index-linked notes to the public” in relation to any equity index-linked notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the equity index-linked notes to be offered so as to enable an investor to decide to purchase or subscribe the equity index-linked notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of the equity index-linked notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the equity index-linked notes in, from or otherwise involving the United Kingdom.

The equity index-linked notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the equity index-linked notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the equity index-linked notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The equity index-linked notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998, as amended, the “FIEL”) and Goldman, Sachs & Co. has agreed that it will not offer or sell any equity index-linked notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This prospectus supplement no. 52 or any relevant pricing supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement no. 52, any relevant pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the equity index-linked notes may not be circulated or distributed, nor may the equity index-linked notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the equity index-linked notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the equity index-linked notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

ANNEX A

THE INDICES

All information contained in this prospectus supplement no. 52 and the relevant pricing supplement regarding any index or basket index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from publicly available information prepared by the applicable index sponsor. Such information reflects the policies of, and is subject to change by, the applicable index sponsor. Each index or basket index is calculated and maintained by its respective index sponsor. Neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any index or basket index or index sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such publicly available information regarding any index or basket index or index sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of equity index-linked notes (including events that would affect the accuracy or completeness of the publicly available information described in this prospectus supplement no. 52 or in the relevant pricing supplement) that would affect the value of any index or basket index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the equity index-linked notes and therefore the market value of the equity index-linked notes.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the index stocks of any index or basket index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of equity index-linked notes, you should undertake an independent investigation of the applicable index or basket indices or of the issuers of the index stocks of the applicable index or basket indices to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any equity index-linked notes.

We are not incorporating by reference the website of any index sponsor or any material it includes into this prospectus supplement no. 52, the accompanying prospectus, dated October 10, 2008, or the accompanying prospectus, dated October 10, 2008.

In this prospectus supplement no. 52 and any relevant pricing supplement, unless the context requires otherwise, references to any index or basket index listed below will include any successor index to such index or basket index and references to the index sponsor will include any successor thereto.

MSCI EAFE Index

The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which include the MSCI EAFE Index. On May 30, 2008, the MSCI Global

Standard Indices (which included the MSCI EAFE Index) transitioned to the MSCI Global Investable Market Indices, which – as well as MSCI Global Standard Indices – are part of MSCI International Equity Indices and the methodology of which is described below.

The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are, as of the date of this prospectus supplement no. 52, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Index Calculation. The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “component securities”) constituting the MSCI indexes for the 21 selected countries (the “component country indices”). Each component country index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the MSCI EAFE Index and the Component Country Indices” below.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by WM/Reuters at 5:00 P.M. Central Europe Time. The U.S. dollar value of the MSCI EAFE Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the component securities. The MSCI EAFE Index was launched on December 31, 1969 at an initial value of 100. Because the MSCI EAFE Index is not a total return index, any dividend payments on the component securities will not be reflected in the level of the index.

Maintenance of the MSCI EAFE Index and the component country indices. In order to maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting component country indices and the related component securities. Currently, such changes in the MSCI EAFE Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

MSCI may add additional component country indices to the MSCI EAFE Index or subtract one or more of its current component country Indices prior to the expiration of the notes. Any such adjustments are made to the MSCI EAFE Index so that the value of the MSCI EAFE Index at the effective date of such change is the same as it was immediately prior to such change.

Each component country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the component country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full component country index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the component country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the component country indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the component country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE Index at the time of their actual occurrence and that should not wait until the annual full component country index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a component country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for component securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

The annual full component country index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for component and non-component securities, updating the minimum size guidelines for new and existing component securities, as well as changes typically considered for quarterly index reviews. During a full component country index review, securities may be added or deleted from a component country index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for component securities changes during quarterly index reviews as discussed above. The results of the annual full component country index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI EAFE Index.

Selection of Component Securities and Calculation of and Adjustment for Free Float. The selection of the component securities for each component country index is based on the following guidelines:

•	define the universe of listed securities within each country;

•	adjust the total market capitalization for each security for its respective free float available to foreign investors;

•	classify securities into industry groups under the Global Industry Classification Standard (GICS); and

•	select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of 0.15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

The MSCI EAFE Index is subject to currency exchange risk. Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities in the MSCI EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component securities trade will result in an increase in the value of the MSCI EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE Index, which is converted into U.S. dollars.

License Agreement between MSCI and The Goldman Sachs Group, Inc.

We have entered or expect to enter into a non-exclusive license agreement with MSCI, whereby The Goldman Sachs Group, Inc., in exchange for a fee, will be permitted to use the MSCI EAFE Index in connection with the offer and sale of equity index-linked notes. We are not affiliated with MSCI and the only relationship between MSCI and The Goldman Sachs Group, Inc. is the licensing of the use of the MSCI EAFE Index and trademarks relating to the MSCI EAFE Index.

The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by The Goldman Sachs Group, Inc. Equity index-linked notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such notes. This prospectus supplement no. 52 contains a more detailed description of the limited relationship MSCI has with The Goldman Sachs Group, Inc. and any related notes. No purchaser, seller or holder of equity index-linked notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote equity index-linked notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

EQUITY INDEX-LINKED NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI INC. OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE GOLDMAN SACHS GROUP, INC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF EQUITY INDEX-LINKED NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN EQUITY INDEX-LINKED NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO EQUITY INDEX-LINKED NOTES OR THE ISSUER OR OWNER OF EQUITY INDEX-LINKED NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF EQUITY INDEX-LINKED NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF EQUITY INDEX-LINKED NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH EQUITY INDEX-LINKED NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF EQUITY INDEX-LINKED NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF EQUITY INDEX-LINKED NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF EQUITY INDEX-LINKED NOTES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING

ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of equity index-linked notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote equity index-linked notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Russell 2000® Index

The Russell 2000® Index, which we refer to as the Russell 2000 Index, is an index calculated, published and disseminated by Russell Investment Group (“Russell”), and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories.

All 2,000 index stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000® Index and, consequently, the Russell 2000 Index. The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities. In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the index stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If an index stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for index stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•

Corporate cross-owned shares — when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

•

Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange; and

•

Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Index. The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•

“No Replacement” Rule — Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

•

Rule for Deletions — When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange. When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price. Previously, prices used to reflect de-

listed stocks were the last traded price on the primary exchange. Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•

When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

•

Rule for Additions — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.

•

Rule for Corporate Action-Driven Changes — Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Index. Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and The Goldman Sachs Group, Inc.

We, or Goldman, Sachs & Co., have entered into a non-exclusive license agreement with Russell Investment Group (“Russell”), whereby we and our affiliates, in exchange for a fee, will be permitted to use the Russell 2000 Index in connection with the offer and sale of equity index-linked notes. We are not affiliated with Russell Investment Group; the only relationship between Russell and us is the licensing of the use of the Russell 2000 Index and trademarks relating to the Russell 2000 Index.

Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.

The equity index-linked notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in equity index-linked notes particularly or the ability of the Russell 2000® Index to track general stock market performance. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to The Goldman Sachs Group, Inc. and any of its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to The Goldman Sachs Group, Inc. and any of its affiliates or equity index-linked notes. Russell is not responsible for and has not reviewed the equity index-linked notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of equity index-linked notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GOLDMAN, SACHS & CO., INVESTORS, OWNERS OF EQUITY INDEX-LINKED NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

The S&P 500® Index, which we refer to as the S&P 500 Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500 Index is calculated, maintained and published by Standard & Poor’s® (“S&P”), a division of the McGraw-Hill Companies, Inc. Additional information is available on the following website: http://www.standardandpoors.com.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any index stock is the product of the market price per share times the number of the then outstanding shares of such index stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Index Stocks relative to the S&P 500 Index’s base period of 1941-43, which we refer to as the Base Period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the index stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Index Stocks by a number called the “S&P 500 Index Divisor.” By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index, which we refer to as “S&P 500 Index Maintenance”.

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Stock split	Shares Outstanding multiplied by 2;	No
(i.e., 2-for-1)	Stock Price divided by 2

Share issuance	Shares Outstanding plus newly	Yes
(i.e., change ≥ 5%)	issued Shares

Share repurchase	Shares Outstanding minus	Yes
(i.e., change ≥ 5%)	Repurchased Shares

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes

Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes

Price of Spin-off Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Index Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Index Stock and consequently of altering the aggregate Market Value of the S&P 500 Index Stocks, which we refer to as the Post-Event Aggregate Market Value. In order that the level of the S&P 500 Index, which we refer to as the Pre-Event Index Value, not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Index Stock, a new S&P 500 Index Divisor, which we refer to as the New S&P 500 Divisor, is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S. indices moved half way to float adjustment and in September 2005 the indices will move to full float adjustment.

License Agreement between S&P and The Goldman Sachs Group, Inc.

S&P and Goldman, Sachs & Co. have entered into a non-transferable, nonexclusive license agreement granting Goldman, Sachs & Co. and its affiliates, in exchange for a fee, the right to use the S&P 500 index in connection with the issuance of certain securities, including equity index-linked notes. The Goldman Sachs Group, Inc. is also a party to the license agreement.

The equity index-linked notes are not sponsored, endorsed, sold or promoted by S&P, a division of McGraw-Hill, Inc. S&P has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the equity index-linked notes. S&P makes no representation or warranty, express or implied, to the owners of the equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in the equity index-linked notes particularly or the ability of the index to track general stock market performance. S&P’s only relationship to Goldman Sachs (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P and of the use of the index which is determined, composed and calculated by S&P without regard to Goldman Sachs or the equity index-linked notes. S&P has no obligation to take the needs of Goldman Sachs or the owners of the equity index-linked notes into consideration in determining, composing or calculating the index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the equity index-linked notes to be issued or in the determination or calculation of the equation by which the equity index-linked notes are to be exchanged into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the equity index-linked notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GOLDMAN SACHS, OWNERS OF THE EQUITY INDEX-LINKED NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

TOPIX® Index

The TOPIX® Index, also known as the Tokyo Price Index, is a capitalization weighted index of all the companies listed on the First Section of the Tokyo Stock Exchange, Inc., which we refer to as the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section or the Second Section. Stocks listed in the First Section, which number approximately 1,500, are among the most actively traded stocks on the TSE. The TOPIX® Index is supplemented by the subbasket components of the 33 industry sectors and developed with a base index value of 100 as of January 4, 1968. The TOPIX® Index calculation excludes temporary issues and preferred stocks. Additional information about the TOPIX® Index is available on the following website: http://www.tse.or.jp/english/topix/topix/index.html.

License Agreement between TSE and The Goldman Sachs Group, Inc.

We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with TSE, whereby we, in exchange for a fee, will be permitted to use the TOPIX® Index in connection with the offer and sale of equity index-linked notes. We are not affiliated with TSE; the only relationship between TSE and us is the licensing of the use of the TOPIX® Index and trademarks relating to the TOPIX® Index.

Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX® Index or any successor index.

TSE is under no obligation to continue the calculation and dissemination of the TOPIX® Index. equity index-linked notes are not sponsored, endorsed or promoted by TSE. No inference should be drawn from the information contained in this prospectus supplement no. 52 that TSE makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in equity index-linked notes in particular or the ability of the TOPIX® Index to track general stock market performance.

TSE determines, composes and calculates the TOPIX® Index without regard to equity index-linked notes. TSE has no obligation to take into account your interest, or that of anyone else having an interest, in equity index-linked notes in determining, composing or calculating the TOPIX® Index. TSE is not responsible for and has not participated in the determination of the terms, prices or amount of equity index-linked notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of equity index-linked notes payable at the stated maturity date or upon redemption. TSE has no obligation or liability in connection with the administration, marketing or trading of equity index-linked notes.

Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX® Index or any successor index. TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the TOPIX® Index or the manner in which the TOPIX® Index is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of equity index-linked notes.

THE TOPIX® INDEX VALUE AND THE TOPIX TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE TOKYO STOCK EXCHANGE, INC. AND THE TOKYO STOCK EXCHANGE, INC. OWNS ALL RIGHTS RELATING TO THE TOPIX® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE TOPIX® INDEX VALUE AND RELATING TO THE TOPIX TRADEMARKS.

THE TOKYO STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE TOPIX® INDEX VALUE OR TO CHANGE THE TOPIX TRADEMARKS OR CEASE THE USE THEREOF.

THE TOKYO STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMED FROM THE USE OF THE TOPIX® INDEX VALUE AND THE TOPIX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE TOPIX® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

THE TOKYO STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE TOPIX® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE TOPIX® INDEX VALUE.

EQUITY INDEX-LINKED NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE TOKYO STOCK EXCHANGE, INC.

THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE AN EXPLANATION OF EQUITY INDEX-LINKED NOTES OR AN ADVISE ON INVESTMENTS TO ANY PURCHASER OF EQUITY INDEX-LINKED NOTES OR TO THE PUBLIC.

THE TOKYO STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY NEEDS OF THE ISSUING COMPANY OR ANY PURCHASER OF EQUITY INDEX-LINKED NOTES, FOR CALCULATION OF THE TOPIX® INDEX VALUE.

INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF EQUITY INDEX-LINKED NOTES.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Page
Summary Information	S-3
Hypothetical Returns on the Equity Index-Linked Notes	S-10
Additional Risk Factors Specific to the Equity Index-Linked Notes	S-23
General Terms of The Equity Index-Linked Notes	S-32
Use of Proceeds and Hedging	S-45
United States Federal Taxation	S-47
Employee Retirement Income Security Act	S-51
Supplemental Plan of Distribution	S-52
The Indices	A-1
MSCI EAFE Index	A-1
Russell 2000® Index	A-6
S&P 500® Index	A-9
TOPIX® Index	A-12

Prospectus Supplement dated October 10, 2008

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-23
Employee Retirement Income Security Act	S-24
Supplemental Plan of Distribution	S-25
Validity of the Notes	S-26

Prospectus dated October 10, 2008

Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	49
Description of Units We May Offer	54
Description of Preferred Stock We May Offer	59
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	68
Description of Capital Stock of The Goldman Sachs Group, Inc.	91
Legal Ownership and Book-Entry Issuance	96
Considerations Relating to Securities Issued in Bearer Form	102
Considerations Relating to Indexed Securities	106
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	109
Considerations Relating to Capital Securities	112
United States Taxation	116
Plan of Distribution	139
Employee Retirement Income Security Act	142
Validity of the Securities	142
Experts	143
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	143

The Goldman Sachs Group, Inc.

Equity Index-Linked Notes

Linked to an Index or a Basket of Indices

Medium-Term Notes, Series D

Goldman, Sachs & Co.